SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 28, 2003

Date of Earliest Event Reported: April 28, 2003

MILLENNIUM CHEMICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12091	22-3436215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Half Mile Road Red Bank, New Jersey 07701
(Address of principal executive offices)

Registrant's telephone number, including area code: (732) 933-5000

Item 7.	Financial Statements and Exhibits.
Exhibit	Description
99.1	Press Release issued April 28, 2003

Item 9.	Regulation FD Disclosure.
On April 28, 2003, Millennium Chemicals issued the press release furnished as Exhibit 99.1 hereto. The foregoing press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. Exhibit 99.1 contains certain "non-GAAP financial measures." The reasons for the non-GAAP financial measures are explained on page 3 and 4 of our Annual Report on From 10-K for the year ended December 31, 2002.

This press release is being furnished pursuant to Item 9 and Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: April 28, 2003

MILLENNIUM CHEMICALS INC.
By: /s/C. William Carmean
C. William Carmean
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit 99.1	Description Press Release issued April 28, 2003